UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2008

GLOBALSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33117	41-2116508
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

461 South Milpitas Blvd. Milpitas, California		95035
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (408) 933-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Amendment to Second Amended and Restated Credit Agreement

On December 18, 2008, Globalstar, Inc. (“Globalstar”) entered into a First Amendment to Second Amended and Restated Credit Agreement with Thermo Funding Company LLC, as lender and administrative agent, to increase the amount available to Globalstar under the revolving credit facility from $50 million to $100 million.  This amendment was approved by a special committee of Globalstar’s Board of Directors consisting of Globalstar’s three independent directors and does not affect the $100 million term loan under the credit agreement.

Any revolving credit borrowings over $50 million are subject to prior approval of the administrative agent in its sole discretion and will be used for capital expenditures and working capital.  All other terms, including payment schedule, expiration date of the revolving loans, interest rates, covenants and events of default, were not changed.  This information is described in Globalstar’s quarterly report on Form 10-Q for the quarter ended September 30, 2008, filed with the Securities and Exchange Commission on November 10, 2008.

Amendment to Share Lending Agreement

On December 18, 2008, Globalstar, Merrill Lynch International (“MLI”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated entered into Amendment No. 1 to Share Lending Agreement (the “SLA”).  As amended, Globalstar has the option to request MLI to deliver cash instead of returning borrowed shares of Globalstar common stock upon any termination of loans at MLI’s option, at the termination date of the SLA or when the outstanding loaned shares exceed the maximum number of shares permitted under the SLA.  The consent of MLI is required for any cash settlement, which consent may not be unreasonably withheld, subject to MLI’s determination of applicable legal, regulatory or self-regulatory requirements or other internal policies.  Any loans settled in shares of Globalstar common stock will be subject to a return fee based on the stock price as agreed by Globalstar and MLI.  The return fee will not be less than $0.005 per share or exceed $0.05 per share.

As a result of this amendment, Globalstar believes that, under generally accepted accounting principles in the United States as currently in effect, the 24,167,705 borrowed shares currently outstanding under the SLA will be considered outstanding for the purpose of computing and reporting Globalstar’s earnings per share.

Globalstar is still evaluating the accounting impact of the change to the SLA described above.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information concerning the Amendment to Second Amended and Restated Credit Agreement in Item 1.01 is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ Fuad Ahmad
Fuad Ahmad
Senior Vice President and
Chief Financial Officer

Date: December 24, 2008